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                                                                   Exhibits 10.4

     Pursuant to Instruction 2 to Item 601 of Regulation S-K, this exhibit is not being filed because it is substantially identical to Exhibit 10.3. The differences are as follows:

Tenant:                  Fountainview Convalescent Hospital
Premises:                5310 Fountain Avenue, Los Angeles, CA
Licensed Facility:       99 bed skilled nursing facility
Initial Monthly Rent:    $30,000